Morgan Stanley Institutional Fund Trust -
Global Strategist Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:  Kinder Morgan Inc. /
Delaware 4.300% due 6/1/2025
Purchase/Trade Date:	  11/24/2014
Offering Price of Shares: $99.58
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund:
0.010
Percentage of Fund's Total Assets: 0.12
Brokers:  Barclays Capital Inc., Merrill Lynch,
Citigroup Global Markets Inc., Wells Fargo
Securities, Credit Suisse, Duetsche Bank
Securities, J.P. Morgan Securities LLC, MUFG,
RBC Capital Markets, RBS, Scotiabank, CIBC,
Credit Agricole CIB, DNB Markets, Mizuho
Securities USA Inc., Morgan Stanley & Co.
LLC, Societe Generale, SunTrust Robinson
Humphrey, UBS Investment
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Medtronic Inc. 4.625%
due 3/15/2045
Purchase/Trade Date:	  12/1/2014
Offering Price of Shares: $99.732
Total Amount of Offering: $4,000,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund:
0.001
Percentage of Fund's Total Assets: 0.13
Brokers:  Merrill Lynch Pierce Fenner & Smith
Inc., Deutsche Bank Securities Inc., J.P. Morgan
Securities LLC, Citigroup Global Markets Inc.,
Barclays Capital Inc., UBS Securities LLC,
Morgan Stanley & Co. LLC, RBS Securities
Inc., HSBC Securities (USA) Inc., Mizuho
Securities USA Inc., U.S. Bancorp Investments
Inc., Wells Fargo Securities LLC
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Actavis Funding SCS
3.800% due 3/15/2025
Purchase/Trade Date:	  3/3/2015
Offering Price of Shares: $99.645
Total Amount of Offering:  $4,000,000,000
Amount Purchased by Fund: $55,000
Percentage of Offering Purchased by Fund:
0.001
Percentage of Fund's Total Assets: 0.04
Brokers:  J.P. Morgan, Mizuho Securities, Wells
Fargo Securities, Morgan Stanley, Barclays,
Citigroup, BNP Paribas, HSBC, MUFG, RBS,
SMBC Nikko, TD Securities, DNM Markets,
Raymond James, Scotiabank, BBVA, Credit
Agricole CIB, Fifth Third Securities, PNC
Capital Markets LLC, Santander
Purchased from: J.P. Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.